                                                                    EXHIBIT 99.1


NEWS
BULLETIN
                                 HOLLYWOOD PARK, INC.
FROM:                            1050 South Prairie Avenue
 FRB                             Inglewood, California 90301
                                 TRADED:  NYSE:HPK
--------------------------------------------------------------------------------
THE FINANCIAL RELATIONS BOARD, INC.
FOR FURTHER INFORMATION:

AT THE COMPANY                     AT THE FINANCIAL RELATIONS BOARD:
R.D. Hubbard,                      Larry Delaney or Daniel Saks          Kathy Brunson           Sue Dooley
Chairman and CEO                   General information                   Investor Contact        Investor Contact
G. Michael Finnigan, President,    Michaelle Burstin - Media Contact     875 Michigan, #2250     180 Montgomery, #940
Sports and Entertainment and CFO   11611 San Vicente Blvd., #700         Chicago, IL  60611      San Francisco, CA  94104
(310) 419-1539                     Los Angeles, CA  90049                (312) 266-7800          (415) 986-1591
                                   (310) 442-0599

FOR IMMEDIATE RELEASE
THURSDAY, FEBRUARY 19, 1998

         HOLLYWOOD PARK AND CASINO MAGIC CORP. ANNOUNCE PLAN TO MERGE

                    $340 Million Transaction Will Create
      Expanded, More Diversified Gaming, Sports and Entertainment Company

HIGHLIGHTS INCLUDE:

 .   Immediately accretive to Hollywood Park's earnings per share
 .   Solidifies Hollywood Park's position as a consolidator in the non-Las Vegas, non-Atlantic City gaming sector
 .   Provides strong platform to support Hollywood Park's growth strategy
 .   Combined revenues and assets in excess of $600 million and $800 million, respectively

INGLEWOOD, Calif., February 19--Hollywood Park Inc. (NYSE:HPK) and Casino Magic Corp. (Nasdaq:CMAG) today announced they have signed a definitive merger agreement. Under the terms of the agreement, Hollywood Park will acquire Casino Magic for a combination of cash and assumed debt with an aggregate value of approximately $340 million. Hollywood Park will purchase in cash each share of Casino Magic common stock for $2.27 per share. Casino Magic has approximately
35.7 million shares outstanding.

The combined company will have six operating casinos in three states, own two card club casinos in California and operate three pari-mutuel race tracks, creating a diversified gaming,

                                   - more -

Financial Relations Board, Inc. serves as financial relations counsel to this company by acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

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Hollywood Park, Inc.
Add 1

sports and entertainment company with combined revenues and assets in excess of $600 million and $800 million, respectively.

Completion of the merger is subject to various conditions, including approval by the shareholders of Casino Magic, licensing approvals from authorities in the states where the combined company will operate, and termination of the waiting period under the Hart-Scott-Rodino Act.

"I look forward to being able to grow Casino Magic with Hollywood Park and capitalize on the expansion opportunities this combined operation will generate," said Marlin F. Torguson, chairman of Casino Magic. Mr. Torguson will remain with the company.

"This merger further solidifies our role as a consolidator in the non-Las Vegas, non-Atlantic City gaming sector," said R.D. Hubbard, chairman and chief executive officer of Hollywood Park. "Following the successful integration of Boomtown in 1997, we are excited about continuing our growth strategy as a national gaming, sports and entertainment company."

Casino Magic Corp., with principal offices in Bay Saint Louis, Mississippi, operates gaming casinos, through subsidiaries, in Bay Saint Louis and Biloxi, Mississippi, Bossier City, Louisiana, Neuquen City and San Martin de los Andes, Argentina.

Hollywood Park, Inc., headquartered in Inglewood, Calif., is a gaming and entertainment holding company. It owns and operates Boomtown, Inc. with casinos in Reno, Nev., Biloxi, Miss., and New Orleans; the Hollywood Park Race Track, one of America's premier thoroughbred racing facilities and site of the 1997 Breeders Cup(R); Turf Paradise Inc., a premier thoroughbred racing facility in Phoenix, Ariz.; and the Hollywood Park - Casino. The company owns and leases the Radisson Crystal Park Hotel and Casino in Crystal City, Calif. Hollywood Park Race Track and Hollywood Park - Casino are situated on 378 acres near Los Angeles International Airport.

 For more information on Hollywood Park, Inc., by facsimile at no cost, call
                  1-800-PRO-INFO and enter company code HPK.

(The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. The information contained in this news release, other than historical data, contains statements that are forward-looking, such as references to the future performance of the combined company, growth opportunities, and the company's dependence on shareholder and regulatory approval to complete the transaction. Forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and accordingly, such results may differ from the expressed in forward looking statements made by or on behalf of the company.
For more information on the potential factors which could affect Hollywood Park Inc.'s financial results, review Hollywood Park Inc.'s filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and the Company's other filings with the SEC, including Hollywood Park Inc.'s Joint Proxy/Prospectus dated Sept. 20, 1996).

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